OFFER TO EXCHANGE
                                 ALL OUTSTANDING
                          9 1/4% SENIOR NOTES DUE 2014
             WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
                        FOR 9 1/4% SENIOR NOTES DUE 2014
                       REGISTERED UNDER THE SECURITIES ACT
                                       OF

                            MEMBERWORKS INCORPORATED
                                 ---------------

                                                                          , 2004

To Our Clients:

         Enclosed for your consideration are the Prospectus dated , 2004 (the "Prospectus") and the related letter of transmittal and instructions thereto (the "Letter of Transmittal") in connection with the offer by MemberWorks Incorporated, a Delaware corporation (the "Company") to exchange (the "Exchange Offer") its 9 1/4% Senior Notes due 2014 (the "New Notes") which are registered under the Securities Act of 1933, as amended (the "Securities Act") for all outstanding 9 1/4% Senior Notes due 2014 of the Company (the "Old Notes") which are not registered under the Act, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.

         We are the registered holder (the "Registered Holder") of Old Notes held by us for your account. An exchange of the Old Notes can be made only by us as the Registered Holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Old Notes held by us for your account. The Prospectus and related Letter of Transmittal provide a procedure for holders to tender their Old Notes by means of guaranteed delivery.

         We request information as to whether you wish us to exchange any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

         Your attention is directed to the following:

                 1. The New Notes will be exchanged for the Old Notes at the rate of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes. The New Notes will bear interest from April 13, 2004. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from April 13, 2004 to the date of issuance of the New Notes. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act.

                 2. Based on an interpretation of the Securities and Exchange Commission (the "Commission"), New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring New Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

                 3. The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered.

                 4. Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided in the Prospectus and will not be required to accept for exchange, or exchange New Notes for, any Old Notes not accepted for exchange prior to such termination.

                 5. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2004 unless extended (the "Expiration Date"). Tendered Old Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date.

                 6. Any transfer taxes applicable to the exchange of the Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

         If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

         The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable securities law.

                                OFFER TO EXCHANGE
                                 ALL OUTSTANDING
                          9 1/4% SENIOR NOTES DUE 2014
             WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
                        FOR 9 1/4% SENIOR NOTES DUE 2014
                       REGISTERED UNDER THE SECURITIES ACT
                                       OF

                            MEMBERWORKS INCORPORATED
                               ------------------

         The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by the Company to exchange the Old Notes for the New Notes.

         This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, and the undersigned hereby makes the applicable representations set forth in such Letter of Transmittal.

                                                       SIGN HERE

         Dated:
               -----------------------         ---------------------------------
                                                         Signature

                                               ---------------------------------
                                                         Signature


Principal amount of Old Notes to be tendered*:

$
 -----------------------------------------------
(Must be in the principal amount of $1,000 or an integral multiple thereof.)


-------------------------------------------------
             Name(s) (Please Print)

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                   Address

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                    Zip Code

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          Area Code and Telephone Number


-----------------
* Unless otherwise indicated, signature(s) hereon by beneficial owner(s) shall constitute an instruction to the nominee to tender all Old Notes of such beneficial owner(s).